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                                                                  Exhibit 10.19B

            SECOND AMENDMENT TO THE KEWAUNEE SCIENTIFIC CORPORATION
                      1991 KEY EMPLOYEE STOCK OPTION PLAN


The Kewaunee Scientific Corporation 1991 Key Employee Stock Option Plan (the "Plan"), as adopted effective May 29, 1991, is hereby amended as follows, pursuant to the authority retained by the Company pursuant to Article 11 thereof:

     1.   Article 8, Section (b) is amended to read as follows:

          "Notwithstanding the foregoing, an option shall to be exercisable after the expiration of its specified term and shall be exercisable only to the extent it was exercisable at the date of such termination of employment, except that if the Optionee's employment is terminated by death, of if the option so provides, by retirement (as defined in the Company's qualified retirement plan for salaried employees), at any time on or after the first anniversary of the option, the option may be exercised in full during its specified term during the period provided above."

     2. In all other respects, the plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 26th day of August, 1998.

                                    KEWAUNEE SCIENTIFIC CORPORATION

                                    By       /s/ D. M. Parker
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                                       D.M. Parker

                                    Its Secretary
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